UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2022

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

of Incorporation)
Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $4.00 per share	VBFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, Village Bank and Trust Financial Corp. (the “Company”) entered into an employment agreement with Donald M. Kaloski, Jr., Executive Vice President and Chief Financial Officer of the Company and Village Bank (the “Bank”), a wholly-owned subsidiary of the Company. On the same day, the Bank entered into an amended and restated change of control agreement with James C. Winn, President and Chief Executive Officer of Village Bank Mortgage Corporation, a wholly-owned subsidiary of the Bank.

Employment Agreement with Mr. Kaloski

Mr. Kaloski’s employment agreement supersedes and replaces his change of control agreement with the Company, dated March 24, 2020. The initial term of the employment agreement is effective as of February 22, 2022 and will expire on February 22, 2025; provided that on February 22, 2024 and on each February 22nd thereafter (each a “Renewal Date”), the agreement will be automatically extended for an additional 12-month period. The agreement will not, however, be extended if either party gives written notice of non-renewal at least 90 days before the Renewal Date.  Pursuant to the agreement, Mr. Kaloski is entitled to receive an annual base salary of no less than $195,000. The Company’s Board of Directors or Compensation Committee will review his base salary at least annually and may increase his salary in its discretion. Mr. Kaloski is entitled to an annual cash performance bonus based on a target of 20% of his annual salary, provided that he meets the performance goals established by the Companys’s Board of Directors or Compensation Committee.  He will be entitled to other cash bonuses and stock-based awards in such amounts as may be determined by the Company’s Board of Directors or Compensation Committee in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company.

If Mr. Kaloski is terminated without “Cause” (as defined in the agreement) or resigns for “Good Reason” (as defined in the agreement), he will be paid one times the sum of (i) his annual base salary plus (ii) an annual bonus amount equal to 20% of his annual base salary, with the amount paid over a 12-month period in accordance with the Company’s normal payroll schedule. Such severance benefit is contingent upon Mr. Kaloski signing a customary release and waiver of claims in favor of the Company. As defined in the agreement, the term “Cause” includes a material failure to perform his duties, unlawful or unethical business conduct, dishonesty, willful violation of any law, rule or regulation (other than traffic violations or similar offense), a material violation of the Company’s work rules, code of ethics or policies, or a material breach of the agreement. As defined in the agreement, the term “Good Reason” includes a material change in Mr. Kaloski’s duties, a significant reduction in his authority, or responsibility, removal from his position as Executive Vice President and Chief Financial Officer, a reduction in his salary, a material reduction in his benefits, the failure by the Company to obtain the assumption of, and agreement to perform, the agreement by any successor, or a failure by the Company to renew the agreement.

If, within 24 months following a “Change of Control” (as defined in the agreement) of the Company, Mr. Kaloski is terminated by the Company without Cause, he terminates his employment for Good Reason, or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of (i) his annual base salary plus (ii) an annual bonus amount equal to 20% of his annual base salary, with the amount paid within 45 days of his termination. Such change of control benefit is contingent upon Mr. Kaloski signing a customary release and waiver of claims in favor of the Company. As defined in the agreement, the term “Change of Control” includes, among other things, the acquisition by any person or group of securities of the Company representing at least 50% of the Company’s outstanding shares of common stock or voting power, certain merger transactions, and a sale of all or substantially all of the Company’s assets.

Amended and Restated Change of Control Agreement with Mr. Winn

Mr. Winns’s amended and restated change of control agreement supersedes and replaces his prior change of control agreement with the Bank, dated March 24, 2020. The initial term of the new agreement is effective as of March 24, 2022 and will expire at the end of the calendar day on March 31, 2024, provided that the agreement may be extended for an additional 24 months at the discretion of the Bank’s Board of Directors.  Pursuant to the agreement, if, within 12 months following a “Change of Control” (as defined in the agreement) of the Company, Mr. Winn is terminated by the Bank without “Cause” (as defined in the agreement) or he terminates his employment with the Bank following a reduction in his base salary of at least 10%, he will be entitled to receive a lump sum cash payment equal to nine months of his monthly base salary (as in effect on his termination date, or immediately prior to the Change of Control, whichever is greater). Such benefit is contingent upon Mr. Winn signing a customary release and waiver of claims in favor of the Bank. As defined in the agreement, the term “Change of Control” includes, among other things, a sale of securities of the Company representing at least 50% of the Company’s outstanding shares or voting power, certain merger transactions, and a sale of all or substantially all of the Company’s assets. As defined in the agreement, the term “Cause” means unlawful or unethical business conduct, dishonesty, a willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), a material violation of the Bank’s work rules, code of ethics or policies, or a material breach of the agreement.

The foregoing summary description of Mr. Kaloski’s employment agreement and Mr. Winn’s amended and restated change of control agreement are qualified in their entirety by reference to the agreements, copies of which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated February 22, 2022, by and between Village Bank and Trust Financial Corp. and Donald M. Kaloski, Jr.
10.2	Amended and Restated Change of Control Agreement, dated February 22, 2022, by and between Village Bank and James C. Winn.
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: February 25, 2022	By:	/s/ Donald M. Kaloski, Jr.
Donald M. Kaloski, Jr.
Executive Vice President and CFO/CRO

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